As filed on April 1, 2004              Registration Statement No.



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           PRAXIS PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)

                 UTAH                                      98-0173610
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                      Identification No.)

      1220 - 666 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA V6C 2X8 CANADA
               (Address of principal executive offices)     (Zip code)

                  STOCK OPTIONS GRANTED TO VARIOUS CONSULTANTS
                            (Full title of the plan)

                            DAVID STADNYK, PRESIDENT
                           PRAXIS PHARMACEUTICALS INC.
                            1220 - 666 BURRARD STREET
                   VANCOUVER, BRITISH COLUMBIA V6C 2X8 CANADA
                     (Name and address of agent for service)

                                 (604) 688-7640
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             FAY M. MATSUKAGE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                                DENVER, CO 80203
                                 (303) 777-3737

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
   SECURITIES TO BE          AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
      REGISTERED              REGISTERED                SHARE                  PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Shares of common stock         2,250,000             $0.165 (2)<F2>        $371,250 (2)<F2>          $47.04
underlying stock              shares (1)<F1>
options
----------------------------------------------------------------------------------------------------------------
Shares of common stock          200,000               $0.10 (2)<F2>         $20,000 (2)<F2>           $2.53
underlying stock              shares (1)<F1>
options
----------------------------------------------------------------------------------------------------------------
Shares of common stock         1,150,000             $0.065 (2)<F2>         $74,750 (2)<F2>           $9.47
underlying stock              shares (1)<F1>
options
----------------------------------------------------------------------------------------------------------------
TOTAL                          3,600,000                                     $466,000                $59.04
                                shares
----------------------------------------------------------------------------------------------------------------
------------

(1)<F1> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)<F2> Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the exercise price of the options.















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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report of the Registrant on Form 10-KSB for the fiscal year ended May 31, 2003, Commission File No. 0-28627;

         (b) Quarterly Reports of the Registrant on Form 10-QSB for the fiscal quarters ended August 31, 2003 and November 30, 2003, Commission File No. 0-28627;

         (c) Current Report of the Registrant on Form 8-K dated March 15, 2004; and

         (d) the description of the Registrant's common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 5 to the Registration Statement on Form 10-SB filed on October 13, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 16-10a-901 ET SEQ. of the Utah Business Corporation Act and Article VIII of the Company's Articles of Incorporation permit the Company to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the Company's best interests or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.




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


ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------
   Exhibit
   Number      Description of Document
--------------------------------------------------------------------------------
     4.1       Stock Option Granted to George Tsafalas
--------------------------------------------------------------------------------
     4.2       Stock Option Granted to Brian Heaney
--------------------------------------------------------------------------------
     4.3       Stock Option Granted to Michael Van Dale
--------------------------------------------------------------------------------
     4.4       Stock Option Granted to Byron Cox
--------------------------------------------------------------------------------
     4.5       Stock Option Granted to Tom Mayenknecht
--------------------------------------------------------------------------------
     4.6       Stock Option Granted to David Jeffery
--------------------------------------------------------------------------------
     4.7       Stock Option Granted to Peter Shephard
--------------------------------------------------------------------------------
     4.8       Stock Option Granted to David Clark
--------------------------------------------------------------------------------
     4.9       Stock Option Granted to George Tsafalas
--------------------------------------------------------------------------------
    4.10       Stock Option Granted to John Thornton
--------------------------------------------------------------------------------
    4.11       Stock Option Granted to Bobby Thomas
--------------------------------------------------------------------------------
     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------
    23.1       Consent of Morgan & Company.
--------------------------------------------------------------------------------
    23.2       Consent of Steele & Co.
--------------------------------------------------------------------------------
    23.3       Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.
               (incorporated by reference into Exhibit 5.1)
--------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been


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


settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 29, 2004.

                                  PRAXIS PHARMACEUTICALS INC.


                                  By: /s/ DAVID STADNYK
                                     -------------------------------------------
                                          David Stadnyk, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                               DATE

                                President, Treasurer and
/s/ DAVID STADNYK               director (Principal Executive,
---------------------------     Financial, and Accounting Officer)        March 29, 2004
David Stadnyk

/s/ WINSTON CABELL
---------------------------     Secretary and director                    March 29, 2004
Winston Cabell

























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